Exhibit 10.5

TERM NOTE

$1,134,000	June 8, 2009

This Term Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of June 8, 2009 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among the undersigned, as Borrower, the various financial institutions named therein or which hereafter become a party thereto (each individually a “Lender” and collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as agent for Lenders (in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“Payee”), at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrower in writing:

(i)            the principal sum of ONE MILLION ONE HUNDRED THIRTY-FOUR THOUSAND AND 00/100 DOLLARS ($1,134,000) or, if different, from such amount, the unpaid principal balance of Payee’s Commitment Percentage of the Term Loan as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)           interest on the principal amount of this Term Note from time to time outstanding until such principal amount is paid in full at the applicable Interest Rate in accordance with the provisions of the Loan Agreement.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.  In no event, however, shall interest exceed the maximum interest rate permitted by law.

This Term Note is one of the Term Notes as referred to in the Loan Agreement and is secured by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Term Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Term Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is collected by or through an attorney at law.  If any other Event of Default shall occur under the Loan Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Term Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

[Signatures on Following Page]

This Term Note shall be construed and enforced in accordance with the laws of the State of North Carolina.

WM COFFMAN LLC,
a Delaware limited liability company

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

Term Note A

STATE OF New York	)
) ss.
COUNTY OF Suffolk	)

On this 4th day of June, 2009, before me personally came Joseph A. Molino, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Vice President of WM COFFMAN LLC, the limited liability company described in and which executed the foregoing instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the members of said limited liability company, and that he signed his name thereto by like order.

/s/ Robert C. Weiden
NOTARY PUBLIC

My Commission Expires:

12/22/10
[NOTARIAL SEAL]

Term Note A